UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2008

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On May 14, 2008, the board of directors of NII Holdings, Inc. (the “Company”) took action to increase the number of directorships on the Company’s board of directors from eight to nine and to increase the number of directors in the class of directors whose current terms expire in 2010 from two to three. In connection with that action, on May 14, 2008, our board of directors appointed Donald Guthrie to serve as a new director in the class of directors whose current terms expire in 2010. Mr. Guthrie was also appointed to the audit committee of the board of directors.
     Since February 2006, Mr. Guthrie has served as a Managing Director of Trilogy Equity Partners, a private investment firm. From 1995 to 2005, he served as Vice Chairman of the Western Wireless Corporation, a wireless communications company, where he also served as Chief Financial Officer from February 1997 to May 1999. From 1995 to 2002, Mr. Guthrie served as Vice Chairman of VoiceStream Wireless, a wireless communications company, now T-Mobile USA subsequent to its acquisition by Deutsche Telekom AG. From 1986 to 1995, Mr. Guthrie served as Senior Vice President and Treasurer of McCaw Cellular and, from 1990 to 1995, as Senior Vice President — Finance for LIN Broadcasting. Mr. Guthrie has a B.A. in Economics and Statistics from the University of California, Berkeley and M.B.A. from the Wharton School of the University of Pennsylvania. He also serves as a director of Lumera Corporation.
     Consistent with the compensation policies applicable to our non-employee directors, Mr. Guthrie was granted stock options to purchase 19,700 shares of our common stock (representing the sum of an initial grant of options to purchase 15,000 shares and a grant of additional options equal to pro-rated portion of the 2008 annual option grant to directors) at an exercise price equal to the fair market value of a share of our common stock on the date of his election to the board of directors. The initial grant of options to purchase 15,000 shares will vest over a period of three years, with 33 1/3% vesting each year that Mr. Guthrie remains on our board of directors. The remaining options to purchase 4,700 shares will vest over a period of four years, with 25% vesting each year that Mr. Guthrie remains on our board of directors. The options, which were granted under our 2004 Incentive Compensation Plan, will be subject to the terms and conditions of a Nonqualified Stock Option Agreement that will be substantially the same as the form of agreement used in connection with prior grants of stock options to our non-employee directors. Mr. Guthrie will also be entitled to cash compensation consistent with our current compensation policies applicable to non-employee directors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: May 15, 2008
By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary